EXHIBIT 99.1

Charlotte's Web Holdings Inc. Announces Appointment of former Ben & Jerry's CEO, Matthew E. McCarthy, to its Board of Directors

LOUISVILLE, Colo., Feb. 7, 2024 /CNW/ - (TSX: CWEB) (OTCQX: CWBHF), Charlotte's Web Holdings, Inc. ("Charlotte's Web," "CW" or the "Company"), the market leader in hemp-derived CBD wellness products, is pleased to announce the appointment of Matthew E. McCarthy to its Board of Directors, effective immediately. Mr. McCarthy is the former CEO of Ben & Jerry's Homemade ("Ben & Jerry's"), bringing a unique blend of commercial acumen and deep commitment to social impact within the consumer-packaged goods (CPG) and natural products industries.

Mr. McCarthy most recently served as the CEO of Ben & Jerry's from July 2018 through April 2023 where he led the company through its most significant period of growth to take the #1 market share position in the U.S. ice cream market and operating in over 30 international markets. He was also a member of Ben & Jerry's Board of Directors.

During his 26-year tenure at Unilever, Mr. McCarthy held several executive leadership positions including Vice President and General Manager Foods North America, and Senior Director and General Manager US Deodorants and Men's Grooming, among others. Mr. McCarthy is recognized for his transformative leadership and has been credited with significantly growing revenue, market share, and brand equity in his previous roles. His achievements demonstrate his ability to understand and leverage consumer trends in the CPG industry and excel in brand development and market penetration in diverse market sectors.

He has also been a key figure in driving innovation, sustainability, and social mission initiatives, skills that will contribute to Charlotte's Web's continued innovation and market leadership in the hemp-derived CBD wellness industry.

Mr. McCarthy replaces Susan Vogt who is retiring from Charlotte's Web Board.

John Held, Chairman of Charlotte's Web, welcomes Mr. McCarthy's appointment: "Matthew's extensive experience in leading consumer-focused brands and his commitment to sustainable and ethical business practices align perfectly with our values at Charlotte's Web. His impressive background in the CPG sector, especially with iconic brands like Ben & Jerry's, Dove and AXE, brings a wealth of knowledge and insights applicable to Charlotte's Web as we expand our footprint in the competitive wellness market. His experience in brand building, strategic planning, market analysis, and consumer engagement will be invaluable as we continue to expand and innovate in the wellness space. The Board also thanks Susan for her valuable contributions over the last 3 years."

McCarthy holds a Master of Business Administration in Marketing from Hofstra University and a Bachelor of Arts in Political Science from the University of Massachusetts. His notable career is complemented by numerous recognitions and awards, reflecting his commitment to business excellence and ethical leadership.

Mr. McCarthy will serve on the Company's Compensation Committee and Audit Committee.

About Charlotte's Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, ReCreate™, CBD Medic™, and CBD Clinic™. Charlotte's Web whole-plant CBD extracts come in full-spectrum and broad-spectrum options, including ReCreate™ by Charlotte's Web, broad-spectrum CBD certified NSF for Sport®. ReCreate is the official CBD of Major League Baseball©, Angel City Football Club and the Premier Lacrosse League. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are North American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. Charlotte's Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, calming, exercise recovery, immunity), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte's Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte's Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

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Forward-Looking Information

Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions and expected future development and other factors that it believes are appropriate and reasonable.

The material factors and assumptions used to develop the forward-looking statements herein include but are not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ending December 31, 2022 and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

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SOURCE Charlotte's Web Holdings, Inc.

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For further information: Charlotte's Web, Cory Pala, Director of Investor Relations, (720) 484-8930, Cory.Pala@CharlottesWeb.com

CO: Charlotte's Web Holdings, Inc.

CNW 08:45e 07-FEB-24